UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)
On February 16, 2007, Searchlight Minerals Corp. (the “Company”) dismissed its independent registered public accounting firm, Kyle L. Tingle, CPA, LLC (“KLT”). The decision to change accountants was recommended by the Company’s audit committee and approved by the Company's board of directors on February 16, 2007.

KLT performed the audit of the Company's financial statements for the year ended December 31, 2005. During this period and the subsequent interim period through February 16, 2007, there were no disagreements with KLT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to KLT’s satisfaction would have caused KLT to make reference to the subject matter of the disagreements in connection with KLT’s report, nor were there any "reportable events" as such term is defined in Item 304(a)(3) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

The audit report of KLT for the Company's year ended December 31, 2005 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, other than the uncertainty that the Company might not be able to operate as a going concern.

The Company has requested KLT to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(b)
On February 16, 2007, the Company’s board of directors appointed Brown Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation (“Brown Armstrong”) as the Company’s new independent registered public accounting firm following the dismissal of KLT. Prior to its appointment as independent accountants, the Company did not consult Brown Armstrong on any of the matters referenced in Item 304(a)(2) of Regulation S-B.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter of Kyle L. Tingle, CPA, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: February 26, 2007
	By:	/s/ Ian McNeil

IAN MCNEIL
President